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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2000

NEXTEL PARTNERS, INC.
(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600
(Address and Telephone Number of Registrant's Principal Executive Offices)

ITEM 5. OTHER EVENTS.

    On October 31, 2000, Nextel Partners, Inc. (the "Company") issued a press release with excerpts of an investor presentation given that day by the Company's President and Chief Executive Officer. The excerpts are intended to provide all investors with meaningful excerpts of Company comments consistent with the new fair disclosure guidelines of the Securities and Exchange Commission. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

    (b) PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

    (c) EXHIBITS.

Exhibit No.	Exhibit Description
99.1	Press Release

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: October 31, 2000	By:	/s/ DONALD MANNING Donald Manning Vice President, General Counsel and Secretary

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SIGNATURES